Ex. 8.1

                         [STIKEMAN, ELLIOTT LETTERHEAD]



(604) 631-1300


FILE NO. 2798-000

                                          ________________, 1998


BY COURIER
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Antigua Enterprises Inc.
9319 North 94th Way
Scottsdale, Arizona
85258


Dear Sirs/Mesdames:

     Re:  Antigua Enterprises Inc. - Registration Statement
          on Form S-1 (the "Registration Statement") and
          prospectus (the "Prospectus") under the Securities Act of 1933
     -------------------------------------------------------------------

     We have acted as Canadian tax counsel to Antigua Enterprises Inc. ("Antigua") in connection with the preparation of the Registration Statement and Prospectus of Antigua relating to the offering (the "Offering") of 3,000,000 common shares of Antigua without nominal or par value (the "Common Shares"), which are to be filed with the United States Securities and Exchange Commission (the "SEC").

     In this regard, we have participated in the preparation of the statements contained in the Registration Statement under the heading "CERTAIN INCOME TAX CONSIDERATIONS Certain Canadian Federal Income Tax Considerations". For the purpose of expressing our opinion herein, we have examined a copy, provided to us by your United States counsel, Quarles & Brady, of the preliminary registration statement filed with the SEC on November 12, 1997.

     Our opinion is expressed only with respect to the federal laws of Canada stated or referred to herein and should not be taken as expressing any opinion in respect of the laws of any other jurisdiction or any laws other than those upon which our opinion is expressly based.

     Based and relying upon and subject to the foregoing,  we are of the opinion
that  the  statements   contained   under  the  heading   "CERTAIN   INCOME  TAX
CONSIDERATIONS Certain Canadian Federal Income Tax Considerations" in the Registration Statement constitute a
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fair and adequate summary,  subject to the qualifications and limitations stated
herein and therein, of the principal Canadian federal income tax consequences under the Income Tax Act (Canada) and the Regulations thereunder in effect at the date hereof generally applicable to U.S. Holders (as such term is defined in such section of the Registration Statement) who purchase Common Shares pursuant to the Offering and to whom such summary is addressed.

     We hereby consent to the use of our name in the Registration Statement under the caption "Legal Opinions" and to the filing of this opinion as an exhibit thereto.


                                          Yours truly,

                                          "STIKEMAN, ELLIOTT"